Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-3 of Betterware de México, S.A.P.I. de C.V. of our report dated August 11, 2026 relating to the financial statements of Dart do Brasil Indústira e Comércio Ltda., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

August 12, 2026